Exhibit 4.1

FIRST AMENDMENT

TO

 FIFTH AMENDED AND RESTATED

CREDIT AGREEMENT

Dated as of April 15, 2011

among

WHITING PETROLEUM CORPORATION,
as Parent Guarantor,

WHITING OIL AND GAS CORPORATION,
as Borrower,

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent,

BANK OF AMERICA, N.A., and
WELLS FARGO BANK, N.A.,
as Syndication Agents,

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, and
COMPASS BANK,
as Documentation Agents,

and

THE LENDERS PARTY HERETO

FIRST AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT (this “First Amendment”) dated as of April 15, 2011 is among WHITING OIL AND GAS CORPORATION, a Delaware corporation (the “Borrower”), WHITING PETROLEUM CORPORATION, a Delaware corporation (the “Parent Guarantor”, and together with the Borrower, the “Obligors”), each of the lenders party to the Credit Agreement referred to below (collectively, the “Lenders”), and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

R E C I T A L S

A.           The Borrower, the Parent Guarantor, the Administrative Agent, the Syndication Agents, the Documentation Agents and the Lenders are parties to that certain Fifth Amended and Restated Credit Agreement dated as of October 15, 2010 (as amended here and hereafter, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

B.           The Borrower has requested and the Administrative Agent and all of the Lenders have agreed to modify the Applicable Margin and extend the Maturity Date of the Credit Agreement.

C.           NOW, THEREFORE, to induce the Administrative Agent and the Lenders to enter into this First Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

 Section 1.                 Defined Terms.  Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement, as amended by this First Amendment.  Unless otherwise indicated, all section references in this First Amendment refer to sections of the Credit Agreement.

 Section 2.                 Amendments to Credit Agreement.

 2.1           Amendments to Section 1.02.

 (a)           The following definitions are hereby added where alphabetically appropriate to read as follows:

 “First Amendment” means that certain First Amendment to Fifth Amended and Restated Credit Agreement, dated as of the First Amendment Effective Date, among the Borrower, the Parent Guarantor, the Administrative Agent and the Lenders party thereto.

“First Amendment Effective Date” means the date on which the conditions to effectiveness set forth in Section 4 of the First Amendment have been either satisfied or waived by all of the Lenders.

 (b)           The definition of “Agreement” is hereby amended in its entirety to read as follows:

“Agreement” means this Fifth Amended and Restated Credit Agreement, as amended by the First Amendment and as the same may be amended, modified, restated or supplemented from time to time.

 (c)           The definition of “Applicable Margin” is hereby amended by replacing the Borrowing Base Utilization Grid therein and replacing it with the following:

Borrowing Base Utilization Grid

Borrowing Base Utilization Percentage	< 25%	> 25%, but < 50%	≥ 50%, but < 75%	≥ 75%, but < 90%	≥ 90%
ABR Loans	0.50%	0.75%	1.00%	1.25%	1.50%
Eurodollar Loans	1.50%	1.75%	2.00%	2.25%	2.50%
Commitment Fee	0.375%	0.375%	0.50%	0.50%	0.50%

 (d)           The definition of “Maturity Date” is hereby amended in its entirety to read as follows:

“Maturity Date” means April 15, 2016.

 2.2           Amendment to Section 3.05(a).  Section 3.05(a) is hereby amended by replacing the phrase “per annum of 0.50%” in  the first sentence thereof with the phrase “as set forth in the Definition of Applicable Margin”

 Section 3.                 Reaffirmation of Commitments and Loans.

On the First Amendment Effective Date, (i) the Maximum Credit Amount and Commitment of each Lender shall be reaffirmed as set forth on Annex I of this First Amendment and (ii) the Borrowing Base shall be reaffirmed at its existing level of $1.1 billion.

 Section 4.                 Conditions Precedent.  This First Amendment shall not become effective until the date on which each of the following conditions is satisfied or waived:

 4.1           The Administrative Agent shall have received from the Borrower, the Parent Guarantor and all of the Lenders, counterparts (in such number as may be requested by the Administrative Agent) of this First Amendment signed on behalf of such Person.

 4.2           The Administrative Agent shall have received from the Borrower counterparts of any Security Instruments, including mortgage amendments, as required to properly effectuate an extension of the Maturity Date pursuant to this First Amendment.

 4.3           The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable on or prior to the date hereof, including (a) lender fees equal to (i) 7.5 basis points on each non-Defaulting Lender’s Commitment amount, payable on the date hereof, and (ii) 75 basis points of any increase of a Lender’s Commitment amount, payable on the effectiveness date of any such increase, and (b) to the extent invoiced, reimbursement or payment of all documented out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.

 4.4           No Default or Event of Default shall have occurred and be continuing as of the date hereof, after giving effect to the terms of this First Amendment.

The Administrative Agent is hereby authorized and directed to declare this First Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 4 or the waiver of such conditions. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

 Section 5.                 Miscellaneous.

 5.1           Confirmation.  The provisions of the Credit Agreement, as amended by this First Amendment, shall remain in full force and effect following the effectiveness of this First Amendment.

 5.2           Ratification and Affirmation; Representations and Warranties.  Each Obligor hereby  acknowledges the terms of this First Amendment;  ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby, notwithstanding the amendments contained herein; and  represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this First Amendment:  (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date and (ii) no Default or Event of Default has occurred and is continuing.

 5.3           Counterparts.  This First Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of this First Amendment by facsimile or electronic transmission in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart hereof.

 5.4           NO ORAL AGREEMENT.  THIS FIRST AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.  AS OF THE DATE OF THIS AMENDMENT, THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

 5.5           GOVERNING LAW.  THIS FIRST AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

 5.6           Payment of Expenses.  The Borrower agrees to pay or reimburse the Administrative Agent in accordance with Section 12.03 of the Credit Agreement.

 5.7           Severability.  Any provision of this First Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

 5.8           Successors and Assigns.  This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[SIGNATURES BEGIN NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the date first written above.

BORROWER:	WHITING OIL AND GAS CORPORATION

By:	/s/ James J. Volker
James J. Volker
Chairman and Chief Executive Officer

GUARANTOR:	WHITING PETROLEUM CORPORATION

By:	/s/ James J. Volker
James J. Volker
Chairman and Chief Executive Officer

ADMINISTRATIVE AGENT:	JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender

By:	/s/ Ryan Fuessel
Name:	Ryan Fuessel
Title:	Senior Vice President

By:	/s/ Ryan Fuessel
Name:	Ryan Fuessel
Title:	Senior Vice President

LENDERS:	BANK OF AMERICA, N.A., as a Lender

By:	/s/ Sandra M. Serie
Name:	Sandra M. Serie
Title:	Vice President

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ William Champion
Name:	William Champion
Title:	AVP & Relationship Manager

COMPASS BANK, as a Lender

By:	/s/ Greg Determann
Name:	Greg Determann
Title:	Senior Vice President

LENDERS:	CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender

By:	/s/ Dixon Schultz
Name:	Dixon Schultz
Title:	Managing Director

By:	/s/ Michael Willis
Name:	Michael Willis
Title:	Managing Director

UNION BANK, N.A., as a Lender

By:	/s/ Josh Patterson
Name:	Josh Patterson
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Bruce E. Hernandez
Name:	Bruce E. Hernandez
Title:	Vice President

BANK OF SCOTLAND plc, as a Lender

By:	/s/ Julia R. Franklin
Name:	Julia R. Franklin
Title:	Assistant Vice President

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ John Frazell
Name:	John Frazell
Title:	Director

LENDERS:	SUNTRUST BANK, as a Lender

By:	/s/ Gregory C. Magnuson
Name:	Gregory C. Magnuson
Title:	Vice President

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ David Morris
Name:	David Morris
Title:	Vice President

BARCLAYS BANK PLC, as a Lender

By:	/s/ Vanessa A. Kurbatskiy
Name:	Vanessa A. Kurbatskiy
Title:	Vice President

BNP PARIBAS, as a Lender

By:	/s/ Russell Otts
Name:	Russell Otts
Title:	Director

By:	/s/ Matthew A. Turner
Name:	Matthew A. Turner
Title:	Vice President

COMERICA BANK, as a Lender

By:	/s/ Caroline McClurg
Name:	Caroline McClurg
Title:	Senior Vice President

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Ryan Vetsch
Name:	Ryan Vetsch
Title:	Authorized Signatory

LENDERS:	RAYMOND JAMES BANK, FSB, as a Lender

By:	/s/ Garrett McKinnon
Name:	Garrett McKinnon
Title:	Senior Vice President

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Jay T. Sartain
Name:	Jay T. Sartain
Title:	Authorized Signatory

BOKF, NA dba BANK OF OKLAHOMA, as a Lender

By:	/s/ Michael M. Logan
Name:	Michael M. Logan
Title:	Senior Vice President

RB INTERNATIONAL FINANCE (USA) LLC, as a Lender

By:	/s/ Shirley Ritch
Name:	Shirley Ritch
Title:	Vice President

By:	/s/ John A. Valiska
Name:	John A. Valiska
Title:	First Vice President

ANNEX I

LIST OF MAXIMUM CREDIT AMOUNTS

Name of Lender	Applicable Percentage	Maximum Credit Amount
JPMorgan Chase Bank, N.A.	11.36%	$125,000,000.00
Bank of America, N.A.	11.36%	125,000,000.00
Well Fargo Bank, N.A.	11.36%	125,000,000.00
Compass Bank	6.82%	75,000,000.00
Credit Agricole Corporate and Investment Bank	6.82%	75,000,000.00
Union Bank, N.A.	5.45%	60,000,000.00
U.S. Bank National Association	5.45%	60,000,000.00
Bank of Scotland plc	5.27%	58,000,000.00
The Bank of Nova Scotia	4.55%	50,000,000.00
SunTrust Bank	4.55%	50,000,000.00
KeyBank National Association	4.09%	45,000,000.00
Barclays Bank PLC	3.18%	35,000,000.00
BNP Paribas	3.18%	35,000,000.00
Comerica Bank	3.18%	35,000,000.00
Morgan Stanley Bank, N.A.	3.18%	35,000,000.00
Raymond James Bank, FSB	3.18%	35,000,000.00
Royal Bank of Canada	3.18%	35,000,000.00
BOKF, NA dba Bank of Oklahoma	2.45%	27,000,000.00
RB International Finance (USA) LLC	1.36%	15,000,000.00
TOTAL	100.00%	$1,100,000,000.00